Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:
July 22, 2004	Mel Brunt
Chief Financial Officer
L Q Corporation, Inc.
(212) 974-5730

L Q Corporation, Inc. Reports Second Quarter and Six Month Results

New York, NY, July 22, 2004 – L Q Corporation, Inc. (formerly Liquid Audio, Inc.) (OTCBB: LQID) announced today its financial results for the second quarter and six month period ended June 30, 2004.

For the second quarter ended June 30, 2004, the Company reported a net loss of $384,000, or $ (0.12) per diluted share, compared to a net loss of $4,894,000, or $ (0.21) per diluted share, for the same period in 2003. For the six month period ended June 30, 2004, the Company reported a net loss of $487,000, or $(0.15) per diluted share, compared to a net loss of $6,082,000, or $(0.26) per diluted share, for the same period in 2003. Per share figures for the quarter and six-month period ended June 30, 2004 take into account the reverse and forward stock splits effective as of June 8, 2004.

As announced in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent filings on Form 10-K and Form10-Q, the Company has not operated any business since January 2003 and is exploring options for the use of its remaining assets.

	June 30, 2004*	June 30, 2003
Quarter Ended
Net Income	$(383,795)	$(4,894,000)
Per Share Earnings	$(0.12)	$(0.21)
Shares Outstanding	3,190,180	23,166,000
Six Months Ended
Net Income	(486,908)	(6,082,000)
Per Share Earnings	$(0.15)	$(0.26)
Shares Outstanding	3,190,180	23,166,000

*	Figures for the quarter and six-month period ended June 30, 2004 take into account the reverse and forward stock splits effective as of June 8, 2004.

This press release may contain “forward-looking statements” within the meaning of the federal securities laws and, as such, concerns matters that are not historical facts. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties, including those set forth in the Company’s Form 10-K and other SEC filings, that could cause actual results to differ materially from those expressed in such statements. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, L Q Corporation, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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